                               AMENDMENT No. 1 AND
                                    WAIVER TO
                          PAGING NETWORK DO BRASIL S.A.
                             SHAREHOLDERS AGREEMENT

            AMENDMENT NO. 1 AND WAIVER, dated as of March 10. 1997 (this Amendment and Waiver ), by and among Warburg, Pincus Venures, L.P., a Delaware limited partnership ( Warburg ), Paging Network International N.V.. a Netherlands corporation ( PageNet ), IVP Paging (Cayman) L.P., a Cayman Islands limited partnership( IPC ), Multiponto Telecomunicacoes Ltda., a Brazilian limited liability company Multiponto ), TVA Sistema de Televisao S.A., a Brazilian limited liability company TVA ), Thomas C. Trynin ( Trynin ), Marco A. Fregenal ( Fregenal ), Paging Brazil Holding Co., LLC a Delaware limited liability company ( Holding LLC ), and Paging Network do Brasil S.A., a Brazilian corporation (the Corporation ). to the SHAREHOLDERS AGREEMENT, dated December 11, 1996 (the Shareholders Agreement ), by and among Warburg, PageNet, IPC. Multiponto, TVA. Trynin. Fregenal and the Corporation.

            WHEREAS, THE Corporation desires to issue (the Offering ) its Senior Notes. due 2005, under an Indenture (the Indenture ) between the Corporation and The Chase Manhattan Bank, as trustee, to certain investors (the Noteholders ), and

            WHEREAS, in connection with the Offering, the Noteholders will purchase nonvoting interests in Holding LLC; and

            WHEREAS, in connection with the Offering, the Corporation will issue shares to Holding LLC representing up to 10% of its Common Stock on a fully diluted basis (the Noteholder Shares ), as an inducement to the Noteholders making an investment in the Notes. and

            WHEREAS, the Corporation has determined it desirable for the Corporation to issue such Common Stock to Holding LLC and for the Noteholders to acquire an equity interest in Holding LLC; and

            WHEREAS, the Noteholders desire that Warburg contribute shares of Common Stock held by it to Holding LLC in exchange for an equity interest in Holding LLC Warburg LLC Interests ), and

            WHEREAS, in order to consummate the Offering it is necessary to amend the terms of the Corporation's Preferred Stock; and

            WHEREAS, the parties hereto have determined it desirable to supplement. amend and waive certain provisions of the Shareholders Agreement in connection with the Offering.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1. Definitions. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Shareholders Agreement.

            Section 2. Amendment to the Shareholders Agreement.

            (A) The parties hereto acknowledge that, in connection with the Offering, the authorized Common Stock will be increased to (i) effect a stock split, stock dividend or similar change to the existing Common Stock, which in any case shall be applicable to all outstanding shares of Common Stock and any options, warrants, subscription bonds or other securities convertible into or exchangeable for shares of Common Stock outstanding on the closing of the Offering (collectively, the Stock Split ) and (ii) create the authorized shares necessary to issue the Noteholder Shares to Holding LLC. Accordingly. as of the closing of the Offering, Clause 2 (a) of the Shareholders Agreement shall be amended (i) to change the reference to 50,000 therein to such number of shares of Common Stock as the underwriters of the Offering and the Company shall mutually agree (the New Common Shares ), it being understood that the total number of Noteholder Shares shall not exceed 10% of the outstanding shares of Common Stock on a fully diluted basis, and (ii) to change the reference to 113,000 therein to the sum of the New Common Shares and 63,000.

            (B) The second sentence of Section 3.1 (a) of the Shareholders Agreement is hereby amended by replacing the word The at the beginning thereof with the following:

            Subject to the provisions contained in the Indenture restricting the Corporation's ability to pay dividends, the

            (C) Section 3.1 (a) of the Shareholders Agreement is hereby further amended by inserting the following new paragraph at the end thereof:

            If the Corporation is not permitted by the terms of the Indenture to pay a cash dividend that would otherwise be payable pursuant to clause (ii),
(iii) or (iv) above, then the amount of such cash dividend shall accumulate as an unpaid dividend as of the date the cash dividend should otherwise have been declared and the Corporation shall pay in cash such accumulated dividend as soon thereafter as is permitted by the terms of the Indenture.

            (D) Section 3.1 (d) (i) of the Shareholders Agreement is hereby amended to read in its entirety as follows:

            Subject to the provisions contained in the Indenture restricting the Corporation's ability to redeem capital stock, at the election of the holders of a majority of the outstanding Preferred Stock, made by written notice to the Corporation, the preferred Stock shall be subject to redemption (to the extent that such redemption shall not violate any applicable provisions of the laws of Brazil, based upon advice of counsel) at a price per share equal to

U.S.$l,000, plus an amount equal to any and all dividends accrued and unpaid thereon as of the date of such-redemption (the Redemption Price ) if a Liquidity Event (as defined in the Securities Subscription Agreement) occurs.

            (E) The following definitions are hereby added in the appropriate alphabetical order in the list of definitions contained in Clause 10 (a) of the Shareholders Agreement:

            hold: means, with respect to the ownership of any securities, (i) to have the power to vote, or to direct the vote of, such securities or (ii) to have the power to dispose. or to direct the disposition of, such securities.

            own: means, with respect to the ownership of any securities, (i) to have the power to vote, or to direct the vote of, such securities or (ii) to have the power to dispose. or to direct the disposition of, such securities.

            Section 3. Waiver of Preemptive Right. Each Shareholder hereby waives its preemptive rights pursuant to Clause 8 (g) of the Shareholders Agreement to purchase shares of Common Stock, and any other preemptive or similar right of such Shareholder arising under this or any other contractual arrangement or under Brazilian corporation law, in connection with the issuance by the Corporation of the Noteholder Shares to Holding LLC in -connection with the Offering, provided the total number of Noteholder Shares shall not exceed 10% of the outstanding shares of Common Stock on a fully diluted basis.

            Section 4. Consent to Transfer of Warburg Shares of Common Stock.

            (A) Each Shareholder hereby consents to the Transfer by Warburg of all shares of Common Stock (the Warburg Shares ) to Holding LLC, which as a result of such Transfer shall be an Affiliate of Warburg. Holding LLC hereby agrees to be bound by all the restrictions otherwise applicable to Warburg under the Shareholder Agreement and shall immediately become a party to the Shareholders Agreement.

            (B) The Shareholder further consent to any subsequent Transfer by Holding LLC of the Warburg Shares to Warburg and any transfer of the Warburg Shares shall be deemed to be a transfer by Warburg.

            (C) Warburg agrees that any Transfer of Warburg LLC Interests shall be deemed to be a Transfer of Common Stock under Clause 8 of the Shareholders Agreement and shall be made in compliance therewith.

            Section 5. Agreement. The term Agreement as used in the Shareholders Agreement shall be deemed to refer to the Shareholders Agreement, as amended hereby. This Amendment and Waiver shall be effective as of the date hereof and, except as set forth herein, the Shareholders Agreement shall remain in full force and effect and be otherwise unaffected hereby

            Section 6. Further Assurances. Each party to this Amendment and Waiver agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as may be necessary or advisable to carry out the intent and purpose of this Amendment and Waiver.

            Section 7. Heading and Captions. All headings and captions contained in this Amendment and Waiver are inserted for convenience only and shall not be deemed a part of this Amendment and Waiver.

            Section 8. Governing Law. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE FEDERATIVE REPUBLIC OF BRAZIL.

            Section 9. Counterparts This Amendment and Waiver may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement

            Section 10. Invalidity.. Every provision of this Amendment and Waiver is intended to be several. The invalidity and unenforceability of any particular provision of the -Amendment and Waiver in any jurisdiction shall not affect the other provisions hereof, and this Amendment and Waiver shall be construed in all respects as of such invalid or unenforceable provision were omitted.

            Section 11. Successors and Assigns. This Amendment and Waiver shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. No person other than the parties hereto and their respective successors, executors, administrators, legal representatives. heirs and legal assigns, shall have any rights or claims under this Amendment and Waiver.

            IN WITNESS WHEREOF, the parties have caused this Amendment and Waiver to be duly executed as of the day and year first above written.

                  WARBURG, PINCUS VENTURES, L.P.

                  By:   Warburg, Pincus & Co.,
                        General Partner


                        /s/ Douglas M. Karp
                        -----------------------------------------
                  By:   Name: Douglas M. Karp
                        Title: Partner

                  PAGING NETWORK INTERNATIONAL N.V.


                        /s/ Barry Fromberg
                        -----------------------------------------
                  By:   Name: Barry Fromerg
                        Title:

                  IVP PAGING (CAYMAN) L.P.

                  By:   IVP - International Venture
                         Partners, Inc., General Partner


                        /s/ Patrice Etlin
                        -----------------------------------------
                  By:   Name: Patrice Etlin
                        Title: Partner


                  MULTIPONTO TELECOMUNICACOES LTDA.

                        /s/ Veronica Valente Dantas Rodenburg
                        -----------------------------------------
                  By:   Name:  Veronica Valente Dantas Rodenburg
                        Title: Attorney-in-fact


                  TVA SISTEMA TELEVISAO S.A.


                        /s/ Admilson Ferreria
                        /s/ Marcelo Vaz Bonini
                        -----------------------------------------
                  By:   Name: Admilson Ferreria
                        Name: Marcelo Vaz Bonini
                        Title: Attorneys-in-fact


                  /s/ Thomas C. Trynin
                  ------------------------------------
                  Thomas C. Trynin


                  /s/ Marco A. Fregenal
                  ------------------------------------
                  Marco A. Fregenal

                  PAGING BRAZIL HOLDING CO., LLC


                        /s/ David E. Libowitz
                        ------------------------------------
                  By:   Name: David E. Libowitz
                        Title: Manager

                  PAGING NETWORK DO BRASIL S.A.


                        /s/ Thomas C. Trynin
                        ------------------------------------
                  By:   Name: Thomas C. Trynin
                        Title: President


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